EXHIBIT 21
HCC INSURANCE HOLDINGS, INC.
SUBSIDIARIES

STATE OR COUNTRY
	NAME	INCORPORATED

1	American Contractors Indemnity Company	California
2	Avemco Corporation	Delaware
3	Avemco Insurance Agency, Inc.	Maryland
4	Avemco Insurance Company	Maryland
5	Centris Group, Inc., The	Delaware
6	cineFinance Insurance Services, LLC	California
7	Continental Underwriters Ltd.	Louisiana
8	Covenant Claims Service, LLC	Louisiana
9	Covenant Underwriters Ltd.	Louisiana
10	CW Midwest, Inc. (d/b/a Cox Insurance Group)	Indiana
11	Dickson Manchester & Company Limited	United Kingdom
12	G.B. Kenrick & Associates, Inc.	Michigan
13	HCC Acquisition Sub, Inc.	New York
14	HCC Administrators, Inc.	Illinois
15	HCC Aviation Insurance Group, Inc.	Texas
16	HCC Benefits Corporation	Delaware
17	HCC Claims Services Ltd.	United Kingdom
18	HCC Credit Group, Inc.	New York
19	HCC Diversified Financial Products Limited	United Kingdom
20	HCC Employee Benefits, Inc.	Delaware
21	HCC Employer Services, Inc.	Alabama
22	HCC Employer Services, Inc.	Illinois
23	HCC Global Financial Products Ltd	United Kingdom
24	HCC Global Financial Products of Texas, LLC	Texas
25	HCC Global Financial Products, LLC	Delaware
26	HCC Global Financial Products, SL	Spain
27	HCC Indemnity Guaranty Agency, Inc.	New York
28	HCC Insurance Holdings (International) Limited	United Kingdom
29	HCC Insurance Services Ltd.	United Kingdom
30	HCC Intermediate Holdings, Inc.	Delaware
31	HCC International Insurance Company PLC	United Kingdom
32	HCC Life Insurance Company	Indiana
33	HCC Medical Insurance Services, LLC	Wisconsin
34	HCC Re Agency Ltd.	Bermuda
35	HCC Reinsurance Company Limited	Bermuda
36	HCC Risk Management Corporation	Texas
37	HCC Service Company, Inc.	Delaware
38	HCC Service Delaware, LLC	Delaware
39	HCC Specialty Holdings (No. 1) Limited	United Kingdom
40	HCC Specialty Insurance Company	Oklahoma
41	HCC Specialty Ltd	United Kingdom
42	HCC Specialty Underwriters, Inc.	Massachusetts
43	HCC Strategic Investments (UK) Ltd.	United Kingdom
44	HCC Strategic Investments, LLC	Delaware
45	HCC Surety Group, Inc.	Delaware
46	HCC Trustees Limited	United Kingdom
47	HCC Underwriters, A Texas Corporation	Texas

48	HCC Underwriting Agency Ltd.	United Kingdom
49	HCCI Credit Services Limited	United Kingdom
50	HCCI Group Limited	United Kingdom
51	HCCL Holdings Limited	United Kingdom
52	Houston Casualty Company	Texas
53	Houston Casualty Company Europe, Seguros y Reaseguros, S.A.	Spain
54	Illium Trustees Limited	United Kingdom
55	Illium, Inc.	Delaware
56	InsPro Corporation	California
57	Intellicare, Inc.	Alabama
58	LDG Re (London) Ltd	United Kingdom
59	LDG Re Worldwide Limited	Delaware
60	LDG Re Worldwide Ltd.	United Kingdom
61	LDG Reinsurance Corporation	Massachusetts
62	LifeTrac, Inc.	Delaware
63	MAG Acquisition Sub, Inc.	Delaware
64	Manchester Dickson Holdings Limited	United Kingdom
65	Midwest Claims Service, Inc.	Michigan
66	Nameco (No. 808) Ltd.	United Kingdom
67	Novia Holdings, Inc.	Indiana
68	Occidental Services, Inc.	Delaware
69	PEPYS Holdings Limited	United Kingdom
70	PEPYS Management Services Limited	United Kingdom
71	Perico Life Insurance Company	Delaware
72	Perico Ltd.	Missouri
73	PIA (North America), Inc.	New York
74	PIA Holdings, Inc.	New York
75	Pioneer General Insurance Company	Colorado
76	Ponderosa Management, Inc.	Colorado
77	Professional Indemnity Agency, Inc.	New Jersey
78	Rattner Mackenzie Limited, (RML) (Exempted) Co.	Jordan
79	Specialty Insurance Underwriters, Inc.	Missouri
80	Specialty Reinsurance Intermediaries, Inc.	Massachusetts
81	Surety Associates Holding Co., Inc.	New Mexico
82	TMD PIA, LLC	New York
83	TTR, L.L.C.	New York
84	U. S. Specialty Insurance Company	Texas
85	United States Surety Company	Maryland
86	US Holdings, Inc.	Delaware
87	USBenefits Insurance Services, Inc.	California
88	USSC Holdings, Inc.	Maryland
89	VASA Brougher, Inc.	Indiana
90	VASA North America, Inc.	Indiana
91	Vintage Insurance Programs, LLC	Delaware